As filed with the Securities and Exchange Commission on January 23, 2017

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-2760393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4336 Montgomery Ave.
Bethesda, Maryland   20814
(301) 983-0998
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

India Globalization Capital, Inc. 2008 Omnibus Incentive Plan
(Full title of the plan)

Ram Mukunda
India Globalization Capital, Inc.
4336 Montgomery Ave
Bethesda, Maryland 20814
(301) 983-0998
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Don A. Paradiso Esq.
Don A. Paradiso P.A.
2400 N.E. 9th Street, Suite 204
Fort Lauderdale, Florida 33304
954-801-3573

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer box.	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title Of Securities To Be Registered	registered(1)	share(3)	price(3)	Registration Fee
Common Stock $0.0001 par value	3,039,417 (2)	$0.288	$875,352	$101.45

(1)

This Registration Statement registers the issuance of (a) 3,039,417 shares of common stock of India Globalization Capital, Inc. (the “Registrant”) issuable pursuant to the 2008 Omnibus Incentive Plan of the Registrant (the “2008 Plan”).   Shares covered by this Registration Statement and issued under the 2008 Plan shall be issued from time to time upon the exercise of stock options and employee stock purchase plan options, as restricted stock, and in connection with other types of rights or awards granted under the 2008 Plan.  This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the 2008 Plan.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the employee benefit plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on the NYSE Market on the 5 days previous to and including January 13, 2017.

Page

PART I
Information Required in the Section 10(a) Prospectus	3

PART II
Item 3. Incorporation of Certain Documents By Reference	3
Item 8. Exhibits	4
Signatures	5

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an increase of 3,039,417 shares of the Registrant’s Common Stock reserved under the Omnibus Incentive Plan effective March 7, 2008, by operation of the Omnibus Incentive Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement hereby incorporates by reference pursuant to General Instruction E of Form S-8 the contents of the Registration Statement on Form S-8, File No. 333-171609, filed with the Securities and Exchange Commission on January 7, 2011, by the Registrant.

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the India Globalization Capital, Inc. 2008 Omnibus Incentive Plan covered by this Registration Statement, as applicable, in accordance with the requirements of Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The documents listed below are hereby incorporated by reference into this Registration Statement:

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on July 14, 2016;

(2)	Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 4, 2016;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 16, 2016;

(4)	Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 21, 2016;

(5)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Commission on November 21, 2016; and

(6)	Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 6, 2017;

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

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Item 8. Exhibits.

              The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

Exhibit No.	Description

5.1	Opinion of Don A. Paradiso Esq.*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Don A. Paradiso Esq. (contained in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this registration statement)*
99.1	2008 Omnibus Incentive Plan of India Globalization Capital, Inc., as amended by First Amendment to the 2008 Omnibus Incentive Plan of India Globalization Capital, Inc. (1)
99.2	Form of Incentive Stock Option Agreement (2)
99.3	Form of Nonqualified Stock Option Agreement (3)

*Filed herewith.

(1)	Previously filed with the Securities Exchange Commission on January 7, 2011 as Exhibit 10-1 to the Registration Statement on Form S-8 and incorporated herein by reference.
(2)	Previously filed with the Securities Exchange Commission on January 7, 2011 as Exhibit 10-2 to the Registration Statement on Form S-8 and incorporated herein by reference.
(3)	Previously filed with the Securities Exchange Commission on January 7, 2011 as Exhibit 10-3 to the Registration Statement on Form S-8 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 23, 2017	By:	/s/Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ram Mukunda as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 23, 2017	By:	/s/ Ram Mukunda
Ram Mukunda
Director, Chief Executive Officer and President (Principal Executive Officer)

Date: January 23, 2017	By:	/s/ John Cherin
John Cherin
CFO, Treasurer, Principal Accounting and Financial Officer

Date: January 23, 2017	By:	/s/ Richard Prins
Richard Prins
Director

Date: January 23, 2017	By:	/s/ Sudhakar Shenoy
Sudhakar Shenoy
Director

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